Filed Under Rule 424(b)(3), Registration Statement No. 333-101647

Pricing Supplement No. 27—dated June 23, 2003 (To: Prospectus Dated December 18, 2002 and Prospectus Supplement Dated April 25, 2003)

CUSIP Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

26054LDT7	$3,210,000.00	100.000%	0.625%	$3,189,937.50	2.000%	SEMI- ANNUAL	06/15/2006	12/15/2003	$9.39	YES	Senior Unsecured Notes

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc.,

Citigroup, Merrill Lynch & Co., Morgan Stanley, Prudential Securities, UBS Financial Services, Inc., Wachovia Securities

26054LDU4	$2,166,000.00	100.000%	1.000%	$2,144,340.00	2.850%	SEMI- ANNUAL	06/15/2008	12/15/2003	$13.38	YES	Senior Unsecured Notes

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc.,

Citigroup, Merrill Lynch & Co., Morgan Stanley, Prudential Securities, UBS Financial Services, Inc., Wachovia Securities

26054LDV2	$2,557,000.00	100.000%	1.200%	$2,526,316.00	3.500%	SEMI- ANNUAL	06/15/2010	12/15/2003	$16.43	YES	Senior Unsecured Notes

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc.,

Citigroup, Merrill Lynch & Co., Morgan Stanley, Prudential Securities, UBS Financial Services, Inc., Wachovia Securities

26054LDW0	$3,271,000.00	100.000%	1.500%	$3,221,935.00	4.100%	SEMI- ANNUAL	06/15/2013	12/15/2003	$19.25	YES	Senior Unsecured Notes

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., Citigroup,

Merrill Lynch & Co., Morgan Stanley, Prudential Securities, UBS Financial Services, Inc., Wachovia Securities

The Dow Chemical Company

Trade Date: Monday, June 23, 2003 @12:00 PM ET

Settle Date: Thursday, June 26, 2003

Minimum Denomination/Increments: $1,000/$1,000

All trades settle flat and clear SDFS: DTC Book Entry only

DTC number: 0262 via BNY Clearing Services, LLC

If the maturity date or an interest payment date for any note is not a Business Day

(as term is defined in Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.

InterNotes® is the trade mark of INCAPITAL, LLC. All rights reserved

The Dow Chemical Company The Dow Chemical Company Internotes

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